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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Prospectus Supplement of Banc One ABS Corporation relating to Banc One HELOC Trust 1999-1, of our report dated February 2, 1999, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".


                                    /s/ Price WaterhouseCoopers LLP
                                    ---------------------------------------
                                    Price WaterhouseCoopers LLP


New York, New York
June  9, 1999


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